UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendments to 2002 and 2005 Senior Notes

On July 30, 2007, The St. Joe Company (the "Company") entered into amendments to its 2002 and 2005 Senior Notes. The Senior Notes contain a financial covenant requiring the Company to maintain a minimum fixed charge coverage ratio (generally described as earnings before interest, taxes, depreciation and amortization divided by fixed charges) calculated for the period of the most recently ended two consecutive fiscal quarters. The amendments change the period over which the fixed charge coverage ratio is calculated from two consecutive fiscal quarters to four consecutive fiscal quarters.

These amendments were the final condition to the effectiveness of the Second Amendment to the Company’s $500 million revolving credit facility with Wachovia Bank and the other lenders party thereto (the "Revolving Credit Facility), which Second Amendment provided for the same change to the fixed charge coverage ratio in the Revolving Credit Facility. The Second Amendment to the Revolving Credit Facility was described in the Company’s Current Report on Form 8-K filed on July 3, 2007, which description is incorporated herein by reference.

The amendment to the 2002 Senior Notes also provides for an amendment excluding the Company’s sale of its office building portfolio, mid-Atlantic homebuilding operations ("Saussy Burbank") and certain Georgia timberland from the asset sale limitation covenant contained in the 2002 Senior Notes. The amendment to the 2005 Senior Notes also provides for the addition of the same minimum net worth covenant that is currently applicable to the Company under its Revolving Credit Facility. Both amendments also provide for minor modifications to certain restrictive covenants and definitions with the effect of permitting a qualified installment sale of certain Georgia timberland by the Company and excluding from financial covenant calculations the notes created in connection with such transaction.

Copies of the amendments are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. The foregoing description of the amendments does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendments, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Third Amendment to 2002 Note Purchase Agreements dated July 30, 2007, by and among the registrant and the holders of the registrant’s 2002 Senior Notes party thereto.

10.2 First Amendment to 2005 Note Purchase Agreements dated July 30, 2007, by and among the registrant and the holders of the registrant’s 2005 Senior Notes party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

July 30, 2007	By:	/s/ William S. McCalmont

Name: William S. McCalmont
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to 2002 Note Purchase Agreements dated July 30, 2007, by and among the registrant and the holders of the registrant’s 2002 Senior Notes party thereto.
10.2	First Amendment to 2005 Note Purchase Agreements dated July 30, 2007, by and among the registrant and the holders of the registrant’s 2005 Senior Notes party thereto.